Exhibit 99.1

TRI POINTE HOMES, INC. REPORTS 2023 FIRST QUARTER RESULTS

-Diluted Earnings Per Share of $0.73-
-Home Sales Revenue of $768 Million-
-Homebuilding Gross Margin Percentage of 23.5%-
-Net New Home Orders of 1,619 on a Monthly Absorption Rate of 4.0-
-Debt-to-Capital Ratio of 32.5% and Total Liquidity of $1.7 Billion-

INCLINE VILLAGE, Nev., April 27, 2023 / Tri Pointe Homes, Inc. (the “Company”) (NYSE:TPH) today announced results for the first quarter ended March 31, 2023.
“Tri Pointe Homes met or exceeded all guided metrics for the first quarter, leading to home sales revenue of $768 million, and net income available to common stockholders of $75 million, or diluted earnings per share of $0.73,” said Doug Bauer, Tri Pointe Homes Chief Executive Officer. “While we are pleased with our ability to deliver strong top and bottom line results for the quarter, we are even more encouraged with our ability to generate new home orders while significantly reducing cancellation rates. Our primary goal for the quarter was to boost net new home order pace and volume in response to the macro conditions that dampened both affordability and buyer sentiment through the back half of 2022. Through the implementation of product repositioning, targeted pricing, and incentive strategies, along with solid execution from our teams, we were able to elevate our first quarter absorption rate to 4.0, which is firmly above our pre-pandemic historical seasonal levels.”
Mr. Bauer concluded, “As the housing market continues to rebound from the interest rate reset that took place in 2022, we continue to believe the supply and demand dynamics are a strong tailwind for the homebuilding industry, particularly during a time where the resale market has softened, and inventory is at historically low levels. Tri Pointe Homes is well positioned to capitalize on current market conditions and continue our growth trajectory. As of March 31, 2023, our balance sheet reflects a record low debt-to-capital ratio for the company, as well as record high liquidity of $1.7 billion, including cash and cash equivalents of $966 million. We feel these factors provide Tri Pointe Homes with continued flexibility and have positioned us for success in 2023 and beyond.”
Results and Operational Data for First Quarter 2023 and Comparisons to First Quarter 2022
•Net income available to common stockholders was $74.7 million, or $0.73 per diluted share, compared to $87.5 million, or $0.81 per diluted share
•Home sales revenue of $768.4 million compared to $725.3 million, an increase of 6%
◦New home deliveries of 1,065 homes compared to 1,099 homes, a decrease of 3%
◦Average sales price of homes delivered of $722,000 compared to $660,000, an increase of 9%
•Homebuilding gross margin percentage of 23.5% compared to 26.8%, a decrease of 330 basis points
◦Excluding interest and impairments and lot option abandonments, adjusted homebuilding gross margin percentage was 26.2%*
•SG&A expense as a percentage of homes sales revenue of 11.5% compared to 11.1%, an increase of 40 basis points
•Net new home orders of 1,619 compared to 1,896, a decrease of 15%
•Active selling communities averaged 136.0 compared to 111.5, an increase of 22%
◦Net new home orders per average selling community were 11.9 orders (4.0 monthly) compared to 17.0 orders (5.7 monthly)
◦Cancellation rate of 10% compared to 8%
•Backlog units at quarter end of 2,026 homes compared to 3,955, a decrease of 49%

◦Dollar value of backlog at quarter end of $1.5 billion compared to $2.9 billion, a decrease of 49%
◦Average sales price of homes in backlog at quarter end of $742,000 compared to $741,000, remaining relatively flat
•Ratios of debt-to-capital and net debt-to-net capital of 32.5% and 12.6%*, respectively, as of March 31, 2023
•Repurchased 1,574,575 shares of common stock at a weighted average price per share of $23.87 for an aggregate dollar amount of $37.6 million in the three months ended March 31, 2023
•Ended the first quarter of 2023 with total liquidity of $1.7 billion, including cash and cash equivalents of $966.3 million and $691.4 million of availability under our revolving credit facility

*	See “Reconciliation of Non-GAAP Financial Measures”
“Going into this year, our strategic focus was to drive orders, cost reductions, and returns. I am pleased to report that we are experiencing well-diversified demand across all buyer segments and geographic markets,” said Tri Pointe Homes President and Chief Operating Officer Tom Mitchell. “Our operating teams have made solid strides in obtaining lower costs throughout our supply chain with costs down 8% to 10% on average in the first quarter. We acknowledge there are still sticky labor constraints, but we remain committed to pursuing further reductions where possible. Regarding cycle times, our teams have been focused on expanding trade resources, improving the material procurement process, and introducing line or phase building in additional markets. These efforts have resulted in a reduction in our cycle times by more than two weeks on average in the first quarter and we believe further improvements are within reach this year.”
Outlook
For the second quarter, the Company anticipates delivering between 900 and 1,000 homes at an average sales price between $720,000 and $730,000. The Company expects homebuilding gross margin percentage to be in the range of 22.0% to 23.0% for the second quarter and anticipates its SG&A expense as a percentage of home sales revenue will be in the range of 12.0% to 13.0%. Finally, the Company expects its effective tax rate for the second quarter to be in the range of 26.0% to 27.0%.
For the full year, the Company anticipates delivering between 4,500 and 5,000 homes at an average sales price between $690,000 and $700,000.
Earnings Conference Call
The Company will host a conference call via live webcast for investors and other interested parties beginning at 10:00 a.m. Eastern Time on Thursday, April 27, 2023.  The call will be hosted by Doug Bauer, Chief Executive Officer, Tom Mitchell, President and Chief Operating Officer, Glenn Keeler, Chief Financial Officer, and Linda Mamet, Chief Marketing Officer. Interested parties can listen to the call live and view the related slides on the Internet under the Events & Presentations heading in the Investors section of the Company’s website at www.TriPointeHomes.com. Listeners should go to the website at least fifteen minutes prior to the call to download and install any necessary audio software. The call can also be accessed toll free at (844) 825-9789, or (412) 317-5180 for international participants. Participants should ask for the Tri Pointe Homes First Quarter 2023 Earnings Conference Call. Those dialing in should do so at least ten minutes prior to the start of the call. A replay of the call will be available for two weeks following the call toll free at (844) 512-2921, or (412) 317-6671 for international participants, using the reference number 10177240. An archive of the webcast will also be available on the Company’s website for a limited time.

About Tri Pointe Homes, Inc.
One of the largest homebuilders in the U.S., Tri Pointe Homes, Inc. (NYSE: TPH) is a publicly traded company and a recognized leader in customer experience, innovative design, and environmentally responsible business practices. The company builds premium homes and communities in 10 states, with deep ties to the communities it serves—some for as long as a century. Tri Pointe Homes combines the financial resources, technology platforms and proven leadership of a national organization with the regional insights, longstanding community connections and agility of empowered local teams. Tri Pointe has won multiple Builder of the Year awards, was named one of the 2023 Fortune 100 Best Companies to Work For®, and made Fortune magazine’s 2017 100 Fastest-Growing Companies list. The company was also named as a Great Place to Work-Certified™ company in both 2021 and 2022 and was named on several Great Place to Work® Best Workplaces lists in 2022. For more information, please visit TriPointeHomes.com.
Forward-Looking Statements
Various statements contained in this press release, including those that express a belief, expectation or intention, as well as those that are not statements of historical fact, are forward-looking statements. These forward-looking statements may include, but are not limited to, statements regarding our strategy, projections and estimates concerning the timing and success of specific projects and our future production, land and lot sales, operational and financial results, including our estimates for growth, financial condition, sales prices, prospects, and capital spending. Forward-looking statements that are included in this press release are generally accompanied by words such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “future,” “goal,” “guidance,” “intend,” “likely,” “may,” “might,” “outlook,” “plan,” “potential,” “predict,” “project,” “should,” “strategy,” “target,” “will,” “would,” or other words that convey future events or outcomes. The forward-looking statements in this press release speak only as of the date of this press release, and we disclaim any obligation to update these statements unless required by law, and we caution you not to rely on them unduly. These forward-looking statements are inherently subject to significant business, economic, competitive, regulatory and other risks, contingencies and uncertainties, most of which are difficult to predict and many of which are beyond our control. The following factors, among others, may cause our actual results, performance or achievements to differ materially from any future results, performance or achievements expressed or implied by these forward-looking statements: the effects of general economic conditions, including employment rates, housing starts, interest rate levels, home affordability, inflation, consumer sentiment, availability of financing for home mortgages and strength of the U.S. dollar; market demand for our products, which is related to the strength of the various U.S. business segments and U.S. and international economic conditions; the availability of desirable and reasonably priced land and our ability to control, purchase, hold and develop such parcels; access to adequate capital on acceptable terms; geographic concentration of our operations; levels of competition; the successful execution of our internal performance plans, including restructuring and cost reduction initiatives; the prices and availability of supply chain inputs, including raw materials, labor and home components; oil and other energy prices; the effects of U.S. trade policies, including the imposition of tariffs and duties on homebuilding products and retaliatory measures taken by other countries; the effects of weather, including the occurrence of drought conditions in parts of the western United States; the risk of loss from earthquakes, volcanoes, fires, floods, droughts, windstorms, hurricanes, pest infestations and other natural disasters, and the risk of delays, reduced consumer demand, and shortages and price increases in labor or materials associated with such natural disasters; the risk of loss from acts of war, terrorism, civil unrest or public health emergencies, including outbreaks of contagious disease, such as COVID-19; transportation costs; federal and state tax policies; the effects of land use, environment and other governmental laws and regulations; legal proceedings or disputes and the adequacy of reserves; risks relating to any unforeseen changes to or effects on liabilities, future capital expenditures, revenues, expenses, earnings, synergies, indebtedness, financial condition, losses and future prospects; changes in accounting principles; risks related to unauthorized access to our computer systems, theft of our homebuyers’ confidential information or other forms of cyber-attack; and additional factors discussed under the sections captioned “Risk Factors” included in our annual and quarterly reports filed with the Securities and Exchange Commission. The foregoing list is not exhaustive. New risk factors may emerge from time to time and it is not possible for management to predict all such risk factors or to assess the impact of such risk factors on our business.

Investor Relations Contact:
InvestorRelations@TriPointeHomes.com, 949-478-8696
Media Contact:
Carol Ruiz, cruiz@newgroundco.com, 310-437-0045

KEY OPERATIONS AND FINANCIAL DATA
(dollars in thousands)
(unaudited)

	Three Months Ended March 31,
	2023	2022	Change	% Change
Operating Data:	(unaudited)
Home sales revenue	$768,405	$725,251	$43,154	6%
Homebuilding gross margin	$180,287	$194,591	$(14,304)	(7)%
Homebuilding gross margin %	23.5%	26.8%	(3.3)%
Adjusted homebuilding gross margin %*	26.2%	29.3%	(3.1)%
SG&A expense	$88,228	$80,695	$7,533	9%
SG&A expense as a % of home sales revenue	11.5%	11.1%	0.4%
Net income available to common stockholders	$74,742	$87,478	$(12,736)	(15)%
Adjusted EBITDA*	$133,975	$146,091	$(12,116)	(8)%
Interest incurred	$37,479	$28,553	$8,926	31%
Interest in cost of home sales	$20,226	$17,065	$3,161	19%

Other Data:
Net new home orders	1,619	1,896	(277)	(15)%
New homes delivered	1,065	1,099	(34)	(3)%
Average sales price of homes delivered	$722	$660	$62	9%
Cancellation rate	10%	8%	2%
Average selling communities	136.0	111.5	24.5	22%
Selling communities at end of period	136	116	20	17%
Backlog (estimated dollar value)	$1,503,382	$2,929,187	$(1,425,805)	(49)%
Backlog (homes)	2,026	3,955	(1,929)	(49)%
Average sales price in backlog	$742	$741	$1	0%

	March 31,	December 31,
	2023	2022	Change	% Change
Balance Sheet Data:	(unaudited)
Cash and cash equivalents	$966,298	$889,664	$76,634	9%
Real estate inventories	$3,142,412	$3,173,849	$(31,437)	(1)%
Lots owned or controlled	32,055	33,794	(1,739)	(5)%
Homes under construction (1)	2,264	2,373	(109)	(5)%
Homes completed, unsold	250	288	(38)	(13)%
Debt	$1,378,936	$1,378,051	$885	0%
Stockholders’ equity	$2,863,623	$2,832,389	$31,234	1%
Book capitalization	$4,242,559	$4,210,440	$32,119	1%
Ratio of debt-to-capital	32.5%	32.7%	(0.2)%
Ratio of net debt-to-net capital*	12.6%	14.7%	(2.1)%
__________
(1)     Homes under construction included 78 models at both March 31, 2023 and December 31, 2022, respectively.
*    See “Reconciliation of Non-GAAP Financial Measures”

CONSOLIDATED BALANCE SHEETS
(in thousands, except share and per share amounts)

	March 31,	December 31,
	2023	2022
Assets	(unaudited)
Cash and cash equivalents	$966,298	$889,664
Receivables	141,076	169,449
Real estate inventories	3,142,412	3,173,849
Investments in unconsolidated entities	134,071	129,837
Goodwill and other intangible assets, net	156,603	156,603
Deferred tax assets, net	34,851	34,851
Other assets	163,929	165,687
Total assets	$4,739,240	$4,719,940

Liabilities
Accounts payable	$57,544	$62,324
Accrued expenses and other liabilities	436,275	443,034
Loans payable	287,427	287,427
Senior notes	1,091,509	1,090,624
Total liabilities	1,872,755	1,883,409

Commitments and contingencies

Equity
Stockholders’ equity:
Preferred stock, $0.01 par value, 50,000,000 shares authorized; no shares issued and outstanding as of March 31, 2023 and December 31, 2022, respectively	—	—
Common stock, $0.01 par value, 500,000,000 shares authorized; 100,172,227 and 101,017,708 shares issued and outstanding at March 31, 2023 and December 31, 2022, respectively	1,002	1,010
Additional paid-in capital	—	3,685
Retained earnings	2,862,621	2,827,694
Total stockholders’ equity	2,863,623	2,832,389
Noncontrolling interests	2,862	4,142
Total equity	2,866,485	2,836,531
Total liabilities and equity	$4,739,240	$4,719,940

CONSOLIDATED STATEMENT OF OPERATIONS
(in thousands, except share and per share amounts)
(unaudited)

	Three Months Ended March 31,
	2023	2022
Homebuilding:
Home sales revenue	$768,405	$725,251
Land and lot sales revenue	1,706	1,597
Other operations revenue	674	644
Total revenues	770,785	727,492
Cost of home sales	588,118	530,660
Cost of land and lot sales	1,443	475
Other operations expense	665	646
Sales and marketing	41,862	32,239
General and administrative	46,366	48,456
Homebuilding income from operations	92,331	115,016
Equity in income (loss) of unconsolidated entities	227	(55)
Other income, net	7,604	273
Homebuilding income before income taxes	100,162	115,234
Financial Services:
Revenues	8,876	8,752
Expenses	5,831	5,308
Equity in income of unconsolidated entities	—	46
Financial services income before income taxes	3,045	3,490
Income before income taxes	103,207	118,724
Provision for income taxes	(27,350)	(30,225)
Net income	75,857	88,499
Net income attributable to noncontrolling interests	(1,115)	(1,021)
Net income available to common stockholders	$74,742	$87,478
Earnings per share
Basic	$0.74	$0.82
Diluted	$0.73	$0.81
Weighted average shares outstanding
Basic	101,019,253	107,326,911
Diluted	101,706,438	108,197,485

MARKET DATA BY REPORTING SEGMENT & GEOGRAPHY
(dollars in thousands)
(unaudited)

	Three Months Ended March 31,
	2023		2022
	New Homes Delivered	Average Sales Price	New Homes Delivered	Average Sales Price
Arizona	135	$785	70	$733
California	339	829	514	680
Nevada	98	761	84	686
Washington	18	956	72	972
West total	590	811	740	714
Colorado	44	788	43	626
Texas	210	625	220	501
Central total	254	653	263	521
Carolinas(1)	175	438	28	451
Washington D.C. Area(2)	46	1,023	68	695
East total	221	560	96	624
Total	1,065	$722	1,099	$660

	Three Months Ended March 31,
	2023		2022
	Net New Home Orders	Average Selling Communities	Net New Home Orders	Average Selling Communities
Arizona	117	13.0	215	13.3
California	701	53.2	701	39.0
Nevada	84	7.0	145	9.0
Washington	52	5.0	48	3.0
West total	954	78.2	1,109	64.3
Colorado	41	6.0	131	8.0
Texas	314	33.8	415	22.5
Central total	355	39.8	546	30.5
Carolinas(1)	251	14.5	126	8.5
Washington D.C. Area(2)	59	3.5	115	8.2
East total	310	18.0	241	16.7
Total	1,619	136.0	1,896	111.5
(1)     Carolinas comprises North Carolina and South Carolina.
(2)     Washington D.C. Area comprises Maryland, Virginia and the District of Columbia.

MARKET DATA BY REPORTING SEGMENT & GEOGRAPHY, continued
(dollars in thousands)
(unaudited)

	As of March 31, 2023			As of March 31, 2022
	Backlog Units	Backlog Dollar Value	Average Sales Price	Backlog Units	Backlog Dollar Value	Average Sales Price
Arizona	360	$308,514	$857	665	$515,500	$775
California	660	506,979	768	1,223	1,016,024	831
Nevada	111	86,919	783	387	302,271	781
Washington	69	61,148	886	105	102,756	979
West total	1,200	963,560	803	2,380	1,936,551	814
Colorado	47	35,511	756	272	198,666	730
Texas	386	236,386	612	831	473,755	570
Central total	433	271,897	628	1,103	672,421	610
Carolinas(1)	296	139,815	472	219	102,969	470
Washington D.C. Area(2)	97	128,110	1,321	253	217,246	859
East total	393	267,925	682	472	320,215	678
Total	2,026	$1,503,382	$742	3,955	$2,929,187	$741

	March 31,	December 31,
	2023	2022
Lots Owned or Controlled:
Arizona	2,766	2,901
California	11,062	11,399
Nevada	1,528	1,634
Washington	811	827
West total	16,167	16,761
Colorado	1,236	1,600
Texas	10,020	10,361
Central total	11,256	11,961
Carolinas(1)	3,464	3,857
Washington D.C. Area(2)	1,168	1,215
East total	4,632	5,072
Total	32,055	33,794

	March 31,	December 31,
	2023	2022
Lots by Ownership Type:
Lots owned	18,259	18,762
Lots controlled (3)	13,796	15,032
Total	32,055	33,794

(1)     Carolinas comprises North Carolina and South Carolina.
(2)     Washington D.C. Area comprises Maryland, Virginia and the District of Columbia.
(3)     As of March 31, 2023 and December 31, 2022, lots controlled included lots that were under land option contracts or purchase contracts. As of March 31, 2023 and December 31, 2022, lots controlled for Central include 3,210 and 3,325 lots, respectively, and lots controlled for East include 124 and 141 lots, respectively, which represent our expected share of lots owned by our investments in unconsolidated land development joint ventures.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(unaudited)
In this press release, we utilize certain financial measures that are non-GAAP financial measures as defined by the Securities and Exchange Commission. We present these measures because we believe they and similar measures are useful to management and investors in evaluating the Company’s operating performance and financing structure. We also believe these measures facilitate the comparison of our operating performance and financing structure with other companies in our industry. Because these measures are not calculated in accordance with Generally Accepted Accounting Principles (“GAAP”), they may not be comparable to other similarly titled measures of other companies and should not be considered in isolation or as a substitute for, or superior to, financial measures prepared in accordance with GAAP.
The following table reconciles homebuilding gross margin percentage, as reported and prepared in accordance with GAAP, to the non-GAAP measure adjusted homebuilding gross margin percentage. We believe this information is meaningful as it isolates the impact that leverage has on homebuilding gross margin and permits investors to make better comparisons with our competitors, who adjust gross margins in a similar fashion.

	Three Months Ended March 31,
	2023	%	2022	%
	(dollars in thousands)
Home sales revenue	$768,405	100.0%	$725,251	100.0%
Cost of home sales	588,118	76.5%	530,660	73.2%
Homebuilding gross margin	180,287	23.5%	194,591	26.8%
Add: interest in cost of home sales	20,226	2.6%	17,065	2.4%
Add: impairments and lot option abandonments	717	0.1%	489	0.1%
Adjusted homebuilding gross margin	$201,230	26.2%	$212,145	29.3%
Homebuilding gross margin percentage	23.5%		26.8%
Adjusted homebuilding gross margin percentage	26.2%		29.3%

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES (continued)
(unaudited)

The following table reconciles the Company’s ratio of debt-to-capital to the non-GAAP ratio of net debt-to-net capital. We believe that the ratio of net debt-to-net capital is a relevant financial measure for management and investors to understand the leverage employed in our operations and as an indicator of the Company’s ability to obtain financing.

	March 31, 2023	December 31, 2022
Loans payable	$287,427	$287,427
Senior notes	1,091,509	1,090,624
Total debt	1,378,936	1,378,051
Stockholders’ equity	2,863,623	2,832,389
Total capital	$4,242,559	$4,210,440
Ratio of debt-to-capital(1)	32.5%	32.7%

Total debt	$1,378,936	$1,378,051
Less: Cash and cash equivalents	(966,298)	(889,664)
Net debt	412,638	488,387
Stockholders’ equity	2,863,623	2,832,389
Net capital	$3,276,261	$3,320,776
Ratio of net debt-to-net capital(2)	12.6%	14.7%
__________
(1)    The ratio of debt-to-capital is computed as the quotient obtained by dividing total debt by the sum of total debt plus stockholders’ equity.
(2)    The ratio of net debt-to-net capital is computed as the quotient obtained by dividing net debt (which is total debt less cash and cash equivalents) by the sum of net debt plus stockholders’ equity.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES (continued)
(unaudited)

The following table calculates the non-GAAP financial measures of EBITDA and Adjusted EBITDA and reconciles those amounts to net income available to common stockholders, as reported and prepared in accordance with GAAP. EBITDA means net income available to common stockholders before (a) interest expense, (b) expensing of previously capitalized interest included in costs of home sales, (c) income taxes and (d) depreciation and amortization. Adjusted EBITDA means EBITDA before (e) amortization of stock-based compensation and (f) impairments and lot option abandonments. Other companies may calculate EBITDA and Adjusted EBITDA (or similarly titled measures) differently. We believe EBITDA and Adjusted EBITDA are useful measures of the Company’s ability to service debt and obtain financing.

	Three Months Ended March 31,
	2023	2022
	(in thousands)
Net income available to common stockholders	$74,742	$87,478
Interest expense:
Interest incurred	37,479	28,553
Interest capitalized	(37,479)	(28,553)
Amortization of interest in cost of sales	20,251	17,065
Provision for income taxes	27,350	30,225
Depreciation and amortization	7,054	5,285
EBITDA	129,397	140,053
Amortization of stock-based compensation	3,861	5,272
Impairments and lot option abandonments	717	766
Adjusted EBITDA	$133,975	$146,091